UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Amendment No. 1 on Form 8-K/A, or the Amended 8-K, is being filed as an amendment to the Current Report on Form 8-K filed by Eagle Pharmaceuticals, Inc., or the Company, with the Securities and Exchange Commission on August 1, 2022, or the Original 8-K. The purpose of this Amended 8-K is to disclose the Company’s decision regarding how frequently it will conduct future shareholder non-binding advisory votes to approve the compensation of the Company’s named executive officers. No other changes are being made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As reported in the Original 8-K, at the Company’s Annual Meeting of Shareholders held on July 28, 2022, a majority of the Company’s shareholders that voted on the matter indicated a preference to hold, on a non-binding advisory basis, the Company’s future non-binding advisory votes on executive compensation, or say on pay votes, every year. After taking into consideration the foregoing voting results and the Board of Directors’ prior recommendation in favor of an annual say on pay votes as set forth in the Company’s proxy statement for the Company’s 2022 Annual Meeting of Shareholders, and consistent with the shareholder voting results, the Board has determined that the say on pay vote will be conducted once every year, until the next shareholder vote on say on pay frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2022	EAGLE PHARMACEUTICALS, INC.

	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer